Exhibit 99.8

SPECIAL MEETING OF SHAREHOLDERS OF

QUINTILES TRANSNATIONAL HOLDINGS INC.

            , 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.	COMPANY NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Special Meeting.	ACCOUNT NUMBER
GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The notice of meeting and joint proxy statement/prospectus are available at http://materials.proxyvote.com/74876Y

i            Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.            i

¢	00030303030303030000 8

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 6 AND 7.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4, 5, 6 and 7. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.		1.	To consider and vote on the proposal to approve the Agreement and Plan of Merger, dated as of May 3, 2016 by and between Quintiles and IMS Health Holdings, Inc.*	☐	☐	☐
		2.	To consider and vote on the proposal to approve the issuance of shares of Surviving Corporation common stock to IMS Health stockholders pursuant to the merger.*	☐	☐	☐
		3.	To consider and vote on the proposal to reincorporate Quintiles in Delaware immediately prior to the completion of the merger.*	☐	☐	☐
		4.	To consider and vote on the proposal to approve the authorized number of shares of common stock contained in the Delaware certificate of incorporation.*	☐	☐	☐
		5.	To consider and vote on the proposal to approve the elimination of the supermajority voting requirement to amend certain provisions of the Delaware certificate of incorporation.*	☐	☐	☐
6.

To consider and vote on the proposal to approve, on an advisory (non-binding) basis, specific compensatory arrangements between Quintiles and its named executive officers relating to the merger with IMS Health.

				☐	☐	☐
		7.	To consider and vote on the proposal to adjourn the Quintiles special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals.	☐	☐	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

* Proposals 1, 2, 3, 4 and 5 are each cross-conditioned on the approval by our shareholders of all of such proposals. None of the Proposals 1, 2, 3, 4 and 5 will be deemed approved unless all of them are approved.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

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QUINTILES TRANSNATIONAL HOLDINGS INC.

Proxy for Special Meeting of Shareholders on             , 2016

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Thomas H. Pike, Michael R. McDonnell and James H. Erlinger III, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Shareholders of QUINTILES TRANSNATIONAL HOLDINGS INC., to be held on             , 2016 at     :00 [a.m.], local time, at                                 , and at any postponements or adjournments thereof, as follows:

(Continued and to be signed on the reverse side.)

¢ 1.1	14475 ¢